Exhibit 99.1

Metropolitan Health Networks to Begin Trading on the New York Stock Exchange

BOCA RATON, Fla.--(BUSINESS WIRE)--November 14, 2011--Metropolitan Health Networks, Inc. (NYSE AMEX: MDF) announced today that it has received authorization to transfer the listing of its common stock from the NYSE Amex to the New York Stock Exchange. Metropolitan anticipates that its common stock will begin trading on the New York Stock Exchange on or about November 21, 2011 under its current ticker symbol “MDF.”

Metropolitan has notified the NYSE Amex that it will voluntarily delist its Common Stock from the NYSE Amex. The last day of trading of Metropolitan’s common stock on the NYSE Amex is expected to be on or about November 18, 2011. Until Metropolitan’s common stock begins trading on the New York Stock Exchange, it will continue trading on the NYSE Amex under the symbol “MDF.”

Michael Earley, Metropolitan’s Chairman and CEO commented, “Unparalleled access to the global investment community and improved liquidity are important anticipated benefits of listing on the New York Stock Exchange. The transfer of our listing reflects both our continued growth as an organization and our interest in providing our current and future investor base the most efficient market for trading Metropolitan’s shares. I would like to thank the NYSE Amex team for their support in managing our listing to this point and for ensuring a smooth transition to the New York Stock Exchange. In addition, I’d like to recognize and thank our dedicated staff, medical professionals, managers, executives and directors without whom this important step would not be possible. We all should be proud of this accomplishment.”

“We welcome Metropolitan Health Networks to the New York Stock Exchange and the opportunity to build upon the existing partnership with the company and its shareholders,” said Scott Cutler, NYSE Euronext Executive Vice President and Head of Listings. “We are fully committed to contributing to the company’s future growth and success, and greatly value Metropolitan’s ongoing commitment to our market.”

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing health care company that provides and coordinates comprehensive health care services for Medicare Advantage, Medicaid, and other customers in Florida through its primary care-centric businesses, MetCare of Florida, Inc. and Continucare Corporation. Metropolitan currently owns and operates 33 medical centers and contracts with more than 250 primary care practices. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking statements. Forward looking statements include statements regarding the date that Metropolitan’s common stock is expected to begin trading on the New York Stock Exchange and benefits that will result from listing on the New York Stock Exchange. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue,” or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. Investors and others are cautioned that a variety of factors, including certain risks, may affect Metropolitan’s business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, delays in the review of Metropolitan’s listing application with the New York Stock Exchange and the impact of market fluctuations on trading activity for Metropolitan’s common stock. Metropolitan is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

CONTACT:
Metropolitan Health Networks, Inc.
Michael Earley, 561-805-8500
Chairman & CEO
mearley@metcare.com
or
Metropolitan Health Networks, Inc.
Al Palombo, 561-805-8511
SVP Corporate Communications
apalombo@metcare.com